Exhibit 3.5

CERTIFICATE OF AMENDMENT

OF BYLAWS OF

CORTEX PHARMACEUTICALS, INC.

The undersigned, who is the duly elected, qualified and acting Secretary of Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify, as follows:

1. Section 5.1 of Article V of the Bylaws of the Corporation was amended, at a meeting of the Board the Directors of the Corporation held, pursuant to notice duly given, on November 14, 2007, to read in its entirety, as follows:

“Section 5.1 STOCK CERTIFICATES.

The shares of the Corporation shall be represented by certificates, or shall be uncertificated. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Every holder of shares represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.”

2. Section 5.2 of Article V of the Bylaws of the Corporation was amended, at a meeting of the Board the Directors of the Corporation held, pursuant to notice duly given, on November 14, 2007, to read in its entirety, as follows:

“Section 5.2 TRANSFER OF SHARES.

Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his, her or its duly authorized attorney, and, in the case of shares represented by certificate, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.”

3. The foregoing amendment to the Bylaws of the Corporation has not been modified, amended, rescinded or revoked and remains in full force and effect on the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name on November 14, 2007.

/s/ Maria S. Messinger
Maria S. Messinger
Secretary